EXHIBIT 99.1
August 18, 2005
AmerUs Group Co.,
699 Walnut Street
Des Moines, Iowa 50309-3948
Ladies and Gentlemen:
     The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, London Branch (the “Seller”) and AmerUs Group Co., an Iowa corporation (the “Purchaser”), on the Trade Date specified below (the “Transaction”). Seller is a branch of JPMorgan Chase Bank, National Association. This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below. In the event of a conflict between the Agreement (as defined below) and this Confirmation, the terms of this Confirmation shall govern.
     This Confirmation evidences a complete and binding agreement between Seller and Purchaser as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency, Cross-Border) (the “Agreement”) as if Seller and Purchaser had executed an agreement in such form (but without any Schedule except for the election of the laws of the State of New York as the governing law and United States dollars as the Termination Currency) on the date hereof. For purposes of Section 6(e) of the Agreement, Loss and Second Method will apply. Notwithstanding Section 14 of the Agreement, any Loss in respect of Seller shall include, without any limitation to the definition of Loss, any cost or benefit of funding. Other than as modified by the preceding sentence, the meaning of Loss shall be as set forth in Section 14 of the Agreement.
     Notwithstanding anything to the contrary in the Agreement, if after 90 Currency Business Days (as defined in the 1996 ISDA Equity Definitions) from the occurrence of any Event of Default of the Purchaser, the Seller has not designated an Early Termination Date, the Purchaser may designate an Early Termination Date.
     In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement.
JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43271
Registered as a branch in England & Wales branch No. BR000746. Registered
Branch Office 125 London Wall, London EC2Y 5AJ
Authorised and regulated by the Financial Services Authority

ARTICLE 1
Purchase of the Stock
     Section 1.01. Purchase of the Stock. Subject to the terms and conditions of this Confirmation, the Purchaser agrees to purchase from the Seller, and the Seller agrees to sell to the Purchaser, on August 18, 2005 or on such other Business Day as the Purchaser and the Seller shall otherwise agree (the “Trade Date”), 2,230,000 shares (the “Number of Shares”) of the Purchaser’s common stock, no par value per share (“Common Stock”), for a purchase price equal to the product of (i) the Number of Shares and (ii) the Closing Price for the Common Stock on the Trade Date (the “Initial Purchase Price”); provided that if the Seller is unable to borrow or otherwise acquire a number of shares of Common Stock equal to the Number of Shares for delivery to the Seller on the Initial Settlement Date, the Number of Shares shall be reduced to such number of shares of Common Stock that the Seller is able to borrow or otherwise acquire. The Initial Purchase Price shall be subject to adjustment and such adjusted amounts will be payable as provided in Article 3 hereof.
     Section 1.02. Commission. The Purchaser hereby agrees to pay to J.P. Morgan Securities Inc. a commission equal to $0.04 per share in connection with the Purchaser’s purchase of the Number of Shares (the “Commission”).
     Section 1.03. Delivery and Payment. On the first Business Day immediately following the Trade Date (such first Business Day, the “Initial Settlement Date”), the Seller shall deliver the Number of Shares to the Purchaser, upon payment by the Purchaser to the Seller of an amount equal to the product of (x) the sum of the Commission and the Initial Purchase Price and (y) the Number of Shares. Such delivery and payment shall be effected in accordance with the Seller’s customary procedures.
     Section 1.04. Conditions to Seller’s Obligations. The Seller’s obligation to deliver the Number of Shares to the Purchaser on the Initial Settlement Date is subject to the condition that (a) the representations and warranties made by the Purchaser in the Agreement shall be true and correct as of the date hereof and the Initial Settlement Date and (b) the Seller shall have received an opinion of the counsel for the Purchaser, substantially to the effect set forth in Exhibit B.
     Section 1.05. Conditions to Purchaser’s Obligations. The Purchaser’s obligation to make the payment set forth in Section 1.03 is subject to the condition that the representations and warranties made by the Seller in the Agreement shall be true and correct at and as of the date hereof and the Initial Settlement Date.

ARTICLE 2
Definitions
     Section 2.01. Definitions. (a) As used in this Confirmation, the following terms shall have the following meanings:
     “10b-18 VWAP” means, (A) for any Trading Day described in clause (x) of the definition of Trading Day hereunder, the volume-weighted average price at which the Common Stock trades as reported in the composite transactions for the principal United States securities exchange on which such Common Stock is then listed (or, if applicable, the Successor Exchange on which the Common Stock has been listed in accordance with Section 7.01(c)), on such Trading Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades in the consolidated system on such Trading Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Trading Day and ten minutes before the scheduled close of the primary trading in the market where the trade is effected, and (iv) trades on such Trading Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent, or (B) for any Trading Day that is described in clause (y) of the definition of Trading Day hereunder, an amount determined in good faith by the Calculation Agent as 10b-18 VWAP. The Purchaser acknowledges that the Seller may refer to the Bloomberg Page “AMH.N” <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Trading Day to determine the 10b-18 VWAP.
     “Additional Termination Event” has the meaning set forth in Section 7.01.
     “Agreement” has the meaning set forth in the second paragraph hereto.
     “Affected Party” has the meaning set forth in Section 14 of the Agreement.
     “Affected Transaction” has the meaning set forth in Section 14 of the Agreement.
     “Affiliated Purchaser” means any “affiliated purchaser” (as such term is defined in Rule 10b-18) of the Purchaser.
     “Alternative Termination Delivery Unit” means (i) in the case of a Termination Event (other than a Merger Event) or Event of Default (as defined in the Agreement), one share of Common Stock and (ii) in the case of a Merger Event, a unit consisting of the number or amount of each type of property received by a holder of one share of Common Stock in such Merger Event; provided that if such Merger Event involves a choice of consideration to be received by holders of the Common Stock, an Alternative Termination Delivery Unit shall be deemed to include the amount of cash received by a holder who had elected to receive the maximum possible amount of cash as consideration for his shares.

     “Averaging Period” means the period of consecutive Trading Days from (and including) the first Trading Day following the Trade Date to (and including) the Expiration Date.
     “Bankruptcy Code” has the meaning set forth in Section 9.06.
     “Business Day” means any day on which the Exchange is open for trading.
     “Calculation Agent” means JPMorgan Chase Bank, National Association.
     “Closing Price” shall mean with respect to shares of Common Stock, the closing sale price per share (or if no closing price is reported, the reported last sale price) of such Common Stock as reported in the composite transactions for the principal United States securities exchange on which such Common Stock is then listed or, if such Common Stock is not listed on a United States securities exchange, the average of the last reported independent bid and offer prices per share of such Common Stock as reported in the composite transactions for the principal United States market quotation system on which such Common Stock is then admitted for trading; provided that if the hours of trading on such exchange or quotation system are extended past 4:00 p.m., “Closing Price” shall mean the last such reported prices at or prior to 4:00 p.m. or such other time as the parties shall otherwise agree.
     “Commission” has the meaning set forth in Section 1.02.
     “Common Stock” has the meaning set forth in Section 1.01.
     “Communications Procedures” has the meaning set forth in Annex A hereto.
     “Confirmation” has the meaning set forth in the first paragraph hereto.
     “Contract Period” means the period from (and including) the Trade Date to (and including) the Expiration Date.
     “Default Notice Day” has the meaning set forth in Section 7.02.
     “Deficit Amount” means an amount equal to (i) the value of any shares of Common Stock or Alternative Termination Delivery Units not delivered on a date when otherwise deliverable hereunder as a result of provisos limiting deliveries to the number of Maximum Delivery Shares and any authorized but unissued shares of Common Stock not reserved for Other Transactions (such value to be equal to the value ascribed to such shares or units in determining how many such shares or units were originally required to be delivered), minus (ii) the amount of any cash paid and the value determined pursuant to Section 3.05(b) of any shares or units previously delivered with respect to such Deficit Amount pursuant to Section 3.05.

     “Deficit Share Delivery Date” means the third Business Day following the determination of the value of the Deficit Shares by the Seller pursuant to Section 3.05(b).
     “Deficit Shares” has the meaning set forth in Section 3.05(a).
     “Early Termination Date” has the meaning set forth in Section 14 of the Agreement.
     “Event of Default” has the meaning set forth in Section 14 of the Agreement.
     “Exchange” means the New York Stock Exchange.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Expiration Date” means the 128th Trading Day following the Trade Date.
     “Extended Settlement Date” means the Final Settlement Date as extended pursuant to the provisos in the definitions thereof.
     “Final Settlement Date” means the third Business Day following the Expiration Date; provided that if the Purchaser elects pursuant to Section 3.01(b) to deliver Payment Shares, the Final Settlement Date shall be the Trading Day immediately after the day on which the Seller informs the Purchaser, pursuant to Section 3.03 or Section 3.04(d), of the number of Payment Shares required to be delivered pursuant to Section 3.03 or Section 3.04 hereunder, or the date on which the Purchaser makes the election pursuant Section 3.01(b)(ii).
     “Final Settlement Price per Share” means (i) the arithmetic average of 10b-18 VWAP for each of the Trading Days in the Valuation Period minus (ii) $0.61.
     “Indemnified Person” has the meaning set forth in Section 9.02.
     “Indemnifying Person” has the meaning set forth in Section 9.02.
     “Initial Purchase Price” has the meaning set forth in Section 1.01.
     “Initial Settlement Date” has the meaning set forth in Section 1.03.
     “Maximum Delivery Shares” means, for any date, 10,000,000 shares of Common Stock, minus the net number of shares of Common Stock delivered by the Purchaser to the Seller in respect of this Transaction on or prior to such date, plus the net number of shares of Common Stock delivered by the Seller to the Purchaser in respect of this Transaction on or prior to such date, minus the portion of the Maximum Delivery Shares allocated on or prior to such date to other transactions between the parties pursuant to a provision similar to the following proviso in any agreement relating to any such other transaction (in each case subject to appropriate adjustments to the Maximum Delivery Shares in the event of a Potential Adjustment Event (as such term is defined in the 1996 ISDA Equity Derivatives Definitions), a Merger Event or any adjustment of the type described in Section 8.01); provided that the Purchaser may, if the number of Maximum Delivery Shares is insufficient to permit complete settlement of this Transaction, allocate additional shares of Common Stock to the Maximum Delivery Shares for this Transaction from the then-applicable Maximum Delivery Shares (however described), if any, of all other outstanding transactions (including, without limitation, shares of Common Stock reserved for issuance upon the exercise of options) relating to shares of Common Stock entered into between the Purchaser and the Seller on or prior to the date of such allocation, notwithstanding any provision to the contrary in any agreement relating to any such other transaction, as determined by the Seller.
     “Maximum Delta” has the meaning set forth in Section 8.02.
     “Merger Event” has the meaning set forth in Section 7.01(d).
     “Nationalization” has the meaning set forth in Section 7.01(e).
     “Number of Shares” has the meaning set forth in Section 1.01.
     “Obligations” has the meaning set forth in Section 9.02.
     “Other Transactions” means any existing commitments of the Purchaser or any affiliate (other than this Transaction) with respect to delivery of shares of Common Stock within the meaning of Paragraph 19 of EITF Issue No. 00-19, “Determination of Whether Share Settlement is Within Control of the Issuer for Purposes of Applying Issue No. 96-13” that the Purchaser or any of its affiliates enters into from time to time, in each case where the Purchaser or its affiliate has the right to net share settle such transaction or commitment with shares of Common Stock.
     “Payment Shares” has the meaning set forth in Section 3.01(b).
     “Private Placement Price” means the per-share or per-unit value of any securities determined as set forth in Section 3.04(c).
     “Private Securities” has the meaning set forth in Section 3.04.
     “Private Placement Settlement” has the meaning set forth in Section 3.02.
     “Purchaser” has the meaning set forth in the first paragraph hereto.
     “Purchaser Adjustment Amount” means the amount equal to the product of (x) the Number of Shares and (y) the excess, if any, of the Final Settlement Price per Share over the Initial Purchase Price.

     “Registered Settlement” has the meaning set forth in Section 3.02.
     “Regulation M” means Regulation M under the Exchange Act.
     “Rule 10b-18” means Rule 10b-18 promulgated under the Exchange Act (or any successor rule thereto).
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Seller” has the meaning set forth in the first paragraph hereto.
     “Seller Adjustment Amount” means the amount equal to the product of (x) the Number of Shares and (y) the excess, if any, of the Initial Purchase Price over the Final Settlement Price per Share.
     “Seller Payment Share Purchase Period” has the meaning set forth in Section 3.01(d).
     “Settlement Date” means, as applicable, the Extended Settlement Date or the Final Settlement Date.
     “Share Deficit Notice Date” has the meaning set forth in Section 3.05(a).
     “Share De-listing Event” has the meaning set forth in Section 7.01(c).
     “Successor Exchange” has the meaning set forth in Section 7.01(c).
     “Termination Amount” has the meaning set forth in Section 7.03.
     “Termination Currency” has the meaning set forth in Section 14 of the Agreement.
     “Termination Event” has the meaning set forth in Section 14 of the Agreement.
     “Termination Price” means the value of an Alternative Termination Delivery Unit to the Seller (determined as provided in Section 3.02).
     “Termination Settlement Date” has the meaning set forth in Section 7.03.
     “Trade Date” has the meaning set forth in Section 1.01.
     “Trading Day” means (x) any day (i) other than a Saturday, a Sunday or a day on which the Exchange is not open for business, (ii) during which trading of any securities of the Purchaser on any national securities exchange has not been suspended, (iii) during which there has not been, in the Seller’s good faith judgment, a material limitation in the trading of Common Stock or any options contract or futures contract related to the Common Stock, (iv) during which there has been no suspension pursuant to Section 4.02 of this Confirmation, (v) other than a day on which the Purchaser effects any purchases contemplated in clause (iii) of Section 4.03 of this Confirmation or (y) any day that, notwithstanding the occurrence of events contemplated in clauses (ii), (iii) and (iv) of this definition, the Calculation Agent determines to be a Trading Day.
     “Transaction” has the meaning set forth in the first paragraph hereto.
     “Valuation Completion Date” means either (i) the 65th Trading Day immediately following the Trade Date or (ii) the Expiration Date, as determined by the Seller in its sole discretion within one Business Day after the Expiration Date.
     “Valuation Period” means the period of consecutive Trading Days from and excluding the Trade Date and to and including the Valuation Completion Date.
ARTICLE 3
Adjustment Of Initial Purchase Price
     Section 3.01. Purchase Price Adjustment. (a) On the Final Settlement Date,
     (i) if the Purchaser Adjustment Amount is greater than zero, as an adjustment to the Initial Purchase Price, the Purchaser shall pay to the Seller the Purchaser Adjustment Amount, in the manner provided in clause (b) of this Section 3.01; and
     (ii) if the Seller Adjustment Amount is greater than zero, as an adjustment to the Initial Purchase Price, the Seller shall pay to the Purchaser the Seller Adjustment Amount, in the manner provided in clause (c) of this Section 3.01.
     (b) (i) Payment of the Purchaser Adjustment Amount, if any, shall be in cash or validly issued shares of Common Stock (“Payment Shares”), as the Purchaser shall elect, which binding election shall be made at least five scheduled Trading Days prior to the anticipated Expiration Date (as notified by Seller to Purchaser) and communicated to the Seller in writing; provided that the Purchaser shall not have the right to elect payment in Payment Shares unless (A) the representations and warranties made by the Purchaser to the Seller in Section 5.01 (including without limitation, the representation and warranty in clause (b) thereof but excluding the representations made by the Purchaser in clauses (a), (g), (k) and (l) thereof) are true and correct as of the date the Purchaser makes such election, as if made on such date, and (B) the Purchaser has not taken any action that would make unavailable either (x) the exemption set forth in Section 4(2) of the Securities Act, for the sale of any Payment Shares by the Purchaser to the Seller or (y) an exemption from the registration requirements of the Securities Act reasonably acceptable to the Seller for resales of Payment Shares by the Seller. If the Purchaser fails to make such election on or prior to such day, it shall be deemed to have elected settlement in cash. For the avoidance of doubt, upon the Purchaser’s making an election to deliver Payment Shares pursuant to this Section 3.01(b), the Purchaser shall be deemed to make the representations and warranties in Section 5.01 hereof (other than those in clauses (a), (g), (k) and (l) thereof) as if made on the date of the Purchaser’s election.
     (ii) Notwithstanding any election by the Purchaser to make payment in Payment Shares, at any time prior to the time the Seller (or any affiliate of the Seller) has contracted to resell such Payment Shares, the Purchaser may deliver in lieu of such Payment Shares an amount in cash equal to the Purchaser Adjustment Amount, in the manner set forth in Section 3.01(e).
     (iii) If the Purchaser elects to pay any Purchaser Adjustment Amount in Payment Shares, then on the Final Settlement Date, the Purchaser shall deliver to the Seller a number of Payment Shares equal to the quotient of (A) the Purchaser Adjustment Amount divided by (B) the Private Placement Price (determined in accordance with Section 3.04(c)) or the price determined by the Calculation Agent with respect to any sale pursuant to the Registered Settlement; provided that the Purchaser shall not be required to deliver Payment Shares in excess of the number of Maximum Delivery Shares except to the extent that the Purchaser has at such time authorized but unissued shares of Common Stock not reserved for Other Transactions.
     (c) Payment of the Seller Adjustment Amount, if any, shall be in cash or Payment Shares, as the Purchaser shall elect, which such binding election shall be made at least five Trading Days prior to the anticipated Expiration Date (as notified by Seller to Purchaser) and communicated to the Seller in writing. If the Purchaser fails to make such election prior to such day, it shall be deemed to have elected settlement in cash.
     (d) If the Purchaser elects to receive the Seller Adjustment Amount in Payment Shares, then (x) the Seller shall, beginning on the first Trading Day following the Expiration Date and ending when the Seller shall have satisfied its obligations under this clause (the “Seller Payment Share Purchase Period”), purchase (subject to the provisions of Section 4.01 and Section 4.02 hereof) shares of Common Stock with an aggregate value (which such value shall be determined by the prices at which the Seller purchases such shares plus a commission of $0.04 per share) equal to the Seller Adjustment Amount and (y) the Seller shall deliver such shares of Common Stock to the Purchaser on the settlement dates relating to such purchases. The Purchaser shall not have the right to elect payment in Payment Shares pursuant to this Section 3.01(d) unless the representations and warranties made by the Purchaser to the Seller in Section 5.01 (including, without limitation, the representation and warranty in Section 5.01(b) thereof, but excluding the representations and warranties in Section 5.01(a), (g), (k) and (l) thereof) are true and correct in all material respects as of the date the Purchaser makes such election, as if made on such date. For the avoidance of doubt, upon the Purchaser’s making an election to receive Payment Shares pursuant to this Section 3.01(d), the Purchaser shall be deemed to make the representations and warranties in Section 5.01 hereof (other than those in clauses (a), (g), (k) and (l) thereof) as if made on the date of the Purchaser’s election.
     (e) If the Purchaser elects to receive the Seller Adjustment Amount in cash or to pay the Purchaser Adjustment Amount in cash, then payment of (i) the Purchaser Adjustment Amount or (ii) the Seller Adjustment Amount, as applicable, shall be made by wire transfer of immediately available U.S. dollar funds on the Final Settlement Date.
     Section 3.02. Purchaser’s Right to Elect the Form of Settlement. If the Purchaser elects to deliver Payment Shares pursuant to Section 3.01(b) or elects to deliver Alternative Termination Delivery Units pursuant to Section 7.02(a), then at the election of the Purchaser, delivery of such Payment Shares or Alternative Termination Delivery Units shall be effected pursuant to either Section 3.03 (the “Registered Settlement”) or Section 3.04 (the “Private Placement Settlement”) below and the Purchaser shall notify the Seller of such election at the time of its election to deliver such Payment Shares or Alternative Termination Delivery Units; provided if the Purchaser fails to notify the Seller of its election hereunder at such time, then the Purchaser shall be deemed to have elected the Private Placement Settlement.
     Section 3.03. Registered Settlement. If the Purchaser elects to settle the Transaction pursuant to this Section 3.03, then the Purchaser shall promptly file and use its reasonable best efforts to have declared effective under the Securities Act a registration statement or an amendment or supplement to an effective registration statement in form and substance reasonably satisfactory to the Seller or its affiliates, to cover the sale of any Payment Shares or Alternative Termination Delivery Units in accordance with customary registration procedures, including (i) providing the Seller or its affiliates with the opportunity to complete a due diligence investigation of the Purchaser satisfactory in all respects to the Seller or its affiliates and (ii) entering into written agreements with the Seller or its affiliates containing covenants, conditions, representations, underwriting discounts, indemnities, due diligence rights, comfort letters, opinions and certificates, and such other documentation as is customary for equity resale underwriting agreements in accordance with the Securities Act, rules thereunder and customary public equity offering procedures, all reasonably acceptable to the Seller in its sole determination.

     Section 3.04. Private Placement. (a) If the Private Placement Settlement applies, the Purchaser shall afford the Seller, and any potential buyers of the Payment Shares (or, in the case of alternative termination settlement, Alternative Termination Delivery Units) (collectively, the “Private Securities”) designated by the Seller, subject to the execution by any such potential buyers of a confidentiality agreement if reasonably required at the time, a reasonable opportunity to conduct a due diligence investigation with respect to the Purchaser customary in scope for private offerings of such type of securities (including, without limitation, the availability of senior management to respond to questions regarding the business and financial condition of the Purchaser and the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them), and the Seller (or any such potential buyer) shall be reasonably satisfied in all material respects with such opportunity and with the resolution of any disclosure issues arising from such due diligence investigation of the Purchaser.
     (b) Prior to or contemporaneously with the determination of the Private Placement Price (as described below), the Purchaser shall enter into an agreement (a “Private Placement Agreement”) with the Seller (or any affiliate of the Seller designated by the Seller) providing for the purchase and resale by the Seller (or such affiliate) in a private placement (or other transaction exempt from registration under the Securities Act) of the Private Securities, which agreement shall be on commercially reasonable terms and in form and substance reasonably satisfactory to the Seller (or such affiliate) and (without limitation of the foregoing) shall:
(i)	contain customary conditions, and customary undertakings, representations and warranties (to the Seller or such affiliate, and if requested by the Seller or such affiliate, to potential purchasers of the Private Securities);

(ii)	contain indemnification and contribution provisions in connection with the potential liability of the Seller and its affiliates relating to the resale by the Seller (or such affiliate) of the Private Securities;

(iii)	provide for the delivery of related certificates and representations, warranties and agreements of the Purchaser, including those necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for the Seller and resales of the Private Securities by the Seller (or such affiliate);

(iv)	provide for the delivery to the Seller (or such affiliate) of customary opinions (including, without limitation, opinions relating to the due authorization, valid issuance and fully paid and non-assessable nature of the Private Securities, the availability of an exemption from the Securities Act for the Seller and resales of the Private Securities by the Seller (or such affiliate), and the lack of material misstatements and omissions in the Purchaser’s filings under the Exchange Act); and
(v)	provide for the payment by the Purchaser of all fees and expenses in connection with such sale and resale, including all fees and expenses of counsel for the Seller or such affiliate.
     (c) The Seller shall, no earlier than 3 Business Days following the relevant Expiration Date or the Early Termination Date, as the case may be, determine the Private Placement Price (or, in the case of alternative termination settlement, the Termination Price) in its discretion by commercially reasonable means, which may include (without limitation):
(i)	basing such price on indicative bids from investors; and

(ii)	taking into account any factors that are customary in pricing private sales and any and all risks and costs in connection with the resale of the Private Securities by the Seller (or any affiliate of the Seller designated by the Seller), including, without limitation, a reasonable placement fee or spread to be retained by the Seller (or such affiliate).
     (d) The Seller shall notify the Purchaser of the number of Private Securities required to be delivered by the Purchaser and the Private Placement Price (or, in the case of alternative termination settlement, the Termination Price) by 6:00 p.m. on the day such price is determined.
     (e) The Purchaser and Seller agree not to take or cause to be taken any action that would make unavailable either (i) the exemption set forth in Section 4(2) of the Securities Act, for the sale of any Private Securities by the Purchaser to the Seller or (ii) an exemption from the registration requirements of the Securities Act reasonably acceptable to the Seller for resales of Private Securities by the Seller.
     (f) The Purchaser expressly agrees and acknowledges that the public disclosure of all material information relating to the Purchaser is within the Purchaser’s control and that the Purchaser shall promptly so disclose all such material information during the period from the Expiration Date to and including the Final Settlement Date.
     (g) The Purchaser agrees to use its reasonable best efforts to make any filings required to be made by it with the SEC, any securities exchange or any other regulatory body with respect to the Transaction contemplated hereby and the issuance of the Private Securities.
     Section 3.05 Continuing Obligation to Deliver Shares. (a) If a Deficit Amount exists at any time, the Purchaser shall, to the extent that the Purchaser has at such time authorized but unissued shares of Common Stock not reserved for Other Transactions, promptly notify the Seller thereof (the date of such notice, a “Share Deficit Notice Date”) and shall deliver to the Seller a number of shares of Common Stock (“Deficit Shares”) equal to the quotient of (i) the Deficit Amount divided by (ii) the per share value of the Deficit Shares (determined as provided below); provided that the Purchaser may, at its election, pay any Deficit Amount to the Seller (or any affiliate of the Seller designated by the Seller) in cash.
     (b) If the Purchaser delivers Deficit Shares pursuant to Section 3.05(a), the provisions of Section 3.02 shall apply, mutatis mutandis, except that:
(i)	each reference to “Expiration Date” and “Early Termination Date”, as applicable, shall be deemed to be a reference to “Share Deficit Notice Date”;

(ii)	the definition of “Private Securities” shall be deemed to include the “Deficit Shares”;

(iii)	each reference to “Final Settlement Date” or “Termination Settlement Date” shall be deemed to be a reference to “Deficit Share Delivery Date”;

(iv)	each reference to “Purchaser Adjustment Amount” or “Termination Amount” shall be deemed to be a reference to “Deficit Amount”; and

(v)	each reference to “Private Placement Price” shall be deemed to be a reference to “the value of the Deficit Shares”.
     (c) On each Deficit Share Delivery Date, the Purchaser shall deliver to the Seller the Deficit Shares for such Deficit Share Delivery Date.
     (d) The Purchaser agrees to use its reasonable best efforts to cause the number of authorized but unissued shares of Common Stock to be increased, if necessary, to an amount sufficient to permit the Purchaser to fulfill its obligations under this Section 3.05.

ARTICLE 4
Market Purchases
     Section 4.01. Purchases by the Seller. (a) It is understood that during the Averaging Period or any Seller Payment Share Purchase Period, the Seller (or its agent or affiliate) will effect transactions in shares of Common Stock in connection with this Confirmation. The timing of such transactions by the Seller, the price paid per share of Common Stock pursuant to such transactions and the manner in which such purchases are made, including without limitation whether such transactions are made on any securities exchange or privately, shall be within the sole discretion of the Seller. The Seller and the Purchaser each agree that the Seller shall use reasonable efforts to (i) make all purchases of Common Stock in respect of this Transaction during the Averaging Period or any Seller Payment Share Purchase Period in a manner that would comply with the limitations set forth in clauses (b)(2), (b)(3), (b)(4) and (c) of Rule 10b-18 as if such rule were applicable to such purchases and (ii) not make such purchases on any Trading Day in an amount that would exceed 50% of the daily trading volume for the Common Stock on the Exchange on such Trading Day. For this reason, the Purchaser shall, at least one day prior to the first day of the Averaging Period or the Seller Payment Share Purchase Period notify the Seller of the total number of shares of Common Stock purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception set forth in Rule 10b-18(b)(4) by or for the Purchaser or any of its Affiliated Purchasers during each of the four calendar weeks preceding such day and during the calendar week in which such day occurs (“Rule 10b-18 purchase” and “blocks” each being used as defined in Rule 10b-18), which notice shall be substantially in the form set forth as Exhibit A hereto.
     (b) The Purchaser acknowledges and agrees that (i) all transactions effected pursuant to Section 4.01 hereunder shall be made in the Seller’s sole discretion and for the Seller’s own account and (ii) the Purchaser does not have, and shall not attempt to exercise, any influence over how, when or whether to effect such transactions, including, without limitation, the price paid or received per share of Common Stock pursuant to such transactions whether such transactions are made on any securities exchange or privately. It is the intent of the Seller and the Purchaser that this Transaction comply with the requirements of Rule 10b5-1(c) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c)(1)(i)(B).
     Section 4.02. Suspension of Purchases. (a) If the Seller, in its sole discretion, determines that it is appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by the Seller) for the Seller to refrain from effecting transactions in Common Stock on any day that would otherwise be a Trading Day during the Averaging Period or any Seller Payment Share Purchase Period, the Seller (or its agent or affiliate) shall not effect transactions in shares of Common

Stock hereunder on such Trading Day. If such Trading Day, is during (i) the Averaging Period or (ii) any Seller Payment Share Purchase Period, the Seller shall notify the Purchaser of the exercise of the Seller’s rights pursuant to this Section 4.02(a) upon such exercise and shall subsequently notify the Purchaser on the day the Seller believes that the Seller may resume purchasing or selling, as applicable, Common Stock. The Seller shall not be obligated to communicate to the Purchaser the reason for the Seller’s exercise of its rights pursuant to this Section 4.02(a).
     (b) The Purchaser agrees that, during the Contract Period or any Seller Payment Share Purchase Period, neither the Purchaser nor any of its affiliates or agents shall make any distribution (as defined in Regulation M) of Common Stock, or any security for which the Common Stock is a reference security (as defined in Regulation M) or take any other action that would, in the view of the Seller, preclude purchases by the Seller of the Common Stock or cause the Seller to violate any law, rule or regulation with respect to such purchases.
     Section 4.03. Purchases of Common Stock by the Purchaser. Without the prior written consent of the Seller, the Purchaser shall not, and shall cause its affiliated purchasers (as such term is defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any shares of Common Stock (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for shares of Common Stock during the period beginning on, and including, the Trade Date and ending on, and including, the date all payments or deliveries of shares of Common Stock pursuant to Section 3.01 above or Section 7.02 below have been made; provided that this Section shall not apply to (i) purchases of outstanding convertible notes including the PRIDES, issued by the Purchaser on May 28, 2003 together with the additional PRIDES issued in connection with the underwriters’ exercise of their over-allotment option and the OCEANs issued on December 15, 2004 pursuant to the terms of such notes, (ii) purchases by the Purchaser in connection with satisfaction of tax withholding obligations by participants under the Purchaser’s stock plans and (iii) purchases by the Purchaser’s employee stock ownership plan not to exceed 30,000 shares and effected by the Purchaser on a single day upon at least 5 Business Days’ prior written notice from the Seller to the Purchaser of the day of such purchases; provided that, notwithstanding anything to the contrary in this Confirmation, the Seller shall not effect any purchases of Common Stock on the day on which the Purchaser intends to effect the purchases contemplated in clause (iii) of this Section 4.03.

ARTICLE 5
Representations, Warranties And Agreements
     Section 5.01. Representations, Warranties and Agreements of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Seller that:
     (a) Solvency. (i) The assets of the Purchaser at their fair valuation exceed the liabilities of the Purchaser, including contingent liabilities; (ii) the capital of the Purchaser is adequate to conduct the business of the Purchaser; and (iii) the Purchaser has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.
     (b) Disclosure; Compliance with Laws. On the date hereof, the reports and other documents filed by the Purchaser with the SEC pursuant to the Exchange Act when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. The Purchaser is not, as of the date hereof, in possession of any material nonpublic information regarding the Purchaser.
     (c) Rule 10b5-1. The Purchaser acknowledges that (i) the Purchaser does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Common Stock by the Seller (or its agent or affiliate) in connection with this Confirmation and (ii) the Purchaser is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.
     (d) Nature of Shares Delivered. Any shares of Common Stock or Alternative Termination Delivery Units delivered to the Seller pursuant to this Confirmation, when delivered, shall have been duly authorized and shall be duly and validly issued, fully paid and nonassessable and free of preemptive or similar rights, and such delivery shall pass title thereto free and clear of any liens or encumbrances.
     (e) No Facilitation of Distribution. The Purchaser is not entering into this Confirmation to facilitate a distribution of the Common Stock (or any security convertible into or exchangeable for Common Stock) or in connection with a future issuance of securities, except insofar as a future distribution or issuance is required by the Purchaser’s election to settle this Transaction pursuant to Article 3 hereof.

     (f) No Manipulation. The Purchaser is not entering into this Confirmation to create actual or apparent trading activity in the Common Stock (or any security convertible into or exchangeable for Common Stock) or to manipulate the price of the Common Stock (or any security convertible into or exchangeable for Common Stock).
     (g) Required Filings. As of the date hereof, the Purchaser has made, and will during the Contract Period use its reasonable best efforts to make, all filings required to be made by it with the SEC, any securities exchange or any other regulatory body with respect to the Transaction contemplated hereby.
     (h) Regulation M. The Purchaser is not on the date hereof engaged in a distribution, as such term is used in Regulation M, that would preclude purchases by the Seller of the Common Stock or cause the Seller to violate any law, rule or regulation with respect to such purchases.
     (i) Board Authorization. The Purchaser is entering into this Transaction in connection with its share repurchase program, which was approved by its board of directors and publicly announced, solely for the purposes stated in such board resolution and public disclosure. There is no internal policy of the Purchaser, whether written or oral, that would prohibit the Purchaser from entering into any aspect of this Transaction, including, but not limited to, the purchases of shares of Common Stock to be made pursuant hereto.
     (j) Due Authorization. The Purchaser is a corporation duly organized and validly existing under the laws of the State of Iowa. This Confirmation has been duly authorized, executed and delivered by the Purchaser and (assuming due authorization, execution and delivery thereof by the Seller) constitutes a valid and legally binding obligation of the Purchaser. The Purchaser has all corporate power to enter into this Confirmation and to consummate the transactions contemplated hereby and to purchase the Common Stock and deliver any Payment Shares in accordance with the terms hereof.
     (k) No Conflict. The execution and delivery by the Purchaser of, and the performance by the Purchaser of its obligations under, this Confirmation and the consummation of the transactions herein contemplated do not conflict with or violate (x) any provision of the certificate of incorporation or by-laws of the Purchaser, (y) any order or judgment of any court or governmental agency or body having jurisdiction over the Purchaser or any of the Purchaser’s assets or (z) any material contractual restriction binding on or affecting the Purchaser or any of its assets.
     (l) Consents. All governmental and other consents that are required to have been obtained by the Purchaser with respect to performance, execution and delivery of this Confirmation have been obtained and are in full force and effect and all conditions of any such consents have been complied with, other than such consents which, if not obtained, will not individually or in the aggregate have a material adverse effect on the Purchaser or on the ability of the Purchaser to complete the transactions contemplated by this Confirmation, except such as may be required under state securities or foreign laws in connection with any purchase or distribution of securities by Seller pursuant to this Confirmation.
     Section 5.02. Additional Representations, Warranties and Agreements. The Purchaser and the Seller represent and warrant to, and agree with, each other that:
     (a) Agency. Each party acknowledges that J.P. Morgan Securities Inc. has acted as agent on behalf of the Seller in effecting this Transaction. Each party acknowledges that J.P. Morgan Securities Inc. shall have no liability to either party under this Confirmation. The Seller represents that J.P. Morgan Securities Inc. is authorized to act as agent for the Seller.
     (b) Non-Reliance. Each party has entered into this Transaction solely in reliance on its own judgment. Neither party has any fiduciary obligation to the other party relating to this Transaction. In addition, neither party has held itself out as advising, or has held out any of its employees or agents as having the authority to advise, the other party as to whether or not the other party should enter into this Transaction, any subsequent actions relating to this Transaction or any other matters relating to this Transaction. Neither party shall have any responsibility or liability whatsoever in respect of any advice of this nature given, or views expressed, by it or any such persons to the other party relating to this Transaction, whether or not such advice is given or such views are expressed at the request of the other party. The Purchaser has conducted its own analysis of the legal, accounting, tax and other implications of this Transaction and consulted such advisors, accountants and counsel as it has deemed necessary.
     Section 5.03. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser that:
     (a) Due Authorization. This Confirmation has been duly authorized, executed and delivered by the Seller and (assuming due authorization, execution and delivery thereof by the Purchaser) constitutes a valid and legally binding obligation of the Seller. The Seller has all corporate power to enter into this Confirmation and to consummate the transactions contemplated hereby and to deliver the Common Stock in accordance with the terms hereof.
     (b) Right to Transfer. The Seller will, at the Initial Settlement Date, have the free and unqualified right to transfer the Number of Shares of Common Stock to be sold by the Seller pursuant to Section 1.01 hereof, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

ARTICLE 6
Additional Covenants
     Section 6.01. Purchaser’s Further Assurances. The Purchaser hereby agrees with the Seller that the Purchaser shall cooperate with the Seller, and execute and deliver, or use good faith efforts to cause to be executed and delivered, all such other instruments, and to obtain all consents, approvals or authorizations of any person, and take all such other commercially reasonable actions as the Seller may reasonably request from time to time, consistent with the terms of this Confirmation, in order to effectuate the purposes of this Confirmation and the Transaction contemplated hereby.
     Section 6.02 Purchaser’s Hedging Transactions. The Purchaser hereby agrees with the Seller that the Purchaser shall not, during the Contract Period and the Seller Payment Share Purchase Period, if any, enter into or alter any corresponding or hedging transaction or position with respect to the Common Stock (including, without limitation, with respect to any securities convertible or exchangeable into the Common Stock) and agrees not to alter or deviate from the terms of this Confirmation.
     Section 6.03. No Communications. The Purchaser hereby agrees with the Seller that the Purchaser shall not, directly or indirectly, communicate any information relating to the Common Stock or this Transaction to any employee of the public-side of the Seller or J.P. Morgan Securities Inc. Notwithstanding the previous sentence, the Purchaser may communicate any information relating to the Common Stock or this Transaction (i) as expressly provided for under Section 9.08 hereof, (ii) to or with the participation of, Mr. David Aidelson, Ms. Bernadette Barnard and Mr. Beesham A. Seecharan or their designees, (iii) to Mr. James Rothschild and Ms. Fabienne Wilmes and (iv) as set forth in the Communications Procedures attached as Annex A hereto.
     Section 6.04. Maximum Deliverable Number of Shares of Common Stock. The Purchaser shall not permit the sum of (i) the number of Maximum Delivery Shares plus (ii) the aggregate maximum share amounts for all Other Transactions plus (iii) the aggregate number of shares expressly reserved for any other use (including, without limitation, shares of Common Stock reserved for issuance upon the exercise of options or convertible debt), in each case whether expressed as caps or as numbers of shares reserved or otherwise, to exceed at any time the number of authorized but unissued shares of Common Stock.
     Section 6.05. Notice of Certain Transactions. At any time during the Averaging Period or any Seller Payment Share Purchase Period, the Purchaser shall (i) notify the Seller prior to the opening of trading in the Common Stock on any day on which the Purchaser makes, or expects to make, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to the Purchaser (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify the Seller following any such announcement that such announcement has been made and (iii) promptly deliver to the Seller following the making of any such announcement a certificate indicating (A) the Purchaser’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) the Purchaser’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, the Purchaser shall promptly notify the Seller of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.
ARTICLE 7
Termination
     Section 7.01. Additional Termination Events. (a) An Additional Termination Event shall occur in respect of which the Purchaser is the sole Affected Party and this Transaction is the sole Affected Transaction if, on any day, the Seller determines, in its reasonable discretion, that it is unable or it is impracticable to establish or maintain a hedge of its position in respect of the Transaction (including, without limitation, any hedging transaction that may be unwound or the cost of which to the Seller may increase because the Seller’s counterparty determines that it is impracticable to establish or maintain a hedge of its position in respect of its hedging transaction with the Seller).
     (b) An Additional Termination Event shall occur in respect of which the Purchaser is the sole Affected Party and this Transaction is the sole Affected Transaction if (i) a Share De-listing Event occurs; (ii) a Merger Event occurs; (iii) the Closing Price on any Trading Day shall be equal to or less than $10.00; (iv) a Nationalization occurs, (v) a Distribution Termination Event occurs or (vi) an event described in paragraph IV of Annex A occurs.
     (c) A “Share De-listing Event” means that at any time during the period from and including the date hereof to and including the Final Settlement Date, the Common Stock ceases to be listed on the Exchange for any reason (other than a Merger Event) and are not immediately re-listed, as of the date of such de-listing, on another U.S. national securities exchange (a “Successor Exchange”), provided that it shall not constitute an Additional Termination Event if the Common Stock is immediately re-listed on a Successor Exchange upon its de-listing from the Exchange, and the Successor Exchange shall be deemed to be the Exchange for all purposes. In addition, in such event, the Seller shall make any commercially reasonable adjustments it deems necessary to the terms of the Transaction.
     (d) A “Merger Event” means the public announcement, including any public announcement as defined in Rule 165(f) of the Securities Act (by the Purchaser or otherwise) at any time during the period commencing on the date hereof and ending on the Expiration Date of any (i) planned reclassification or change of the Common Stock that will, if consummated, result in a transfer of more than 20% of the outstanding shares of Common Stock, (ii) planned consolidation, amalgamation or merger of the Purchaser with or into another entity (other than a consolidation, amalgamation, merger or similar transaction in which the Purchaser will be the continuing entity and which does not result in any such recapitalization, reclassification or change of more than 20% of such shares outstanding), (iii) other takeover offer for the shares of Common Stock that is aimed at resulting in a transfer of more than 20% of such shares of Common Stock (other than such shares owned or controlled by the offeror) or (iv) irrevocable commitment to any of the foregoing.
     (e) A “Nationalization” means that all or substantially all of the outstanding shares of Common Stock or assets of the Purchaser are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority or entity.
     (f) A “Distribution Termination Event” means a declaration by the Purchaser of any cash dividend or distribution on shares of Common Stock that has a record date during the Contract Period, the amount of which, together with all prior declared cash dividends or distributions that have a record date during the same regular reference period of the Purchaser, exceeds the amount set forth in this Section 7.01(f) for such regular reference period.

Cash Distribution Amount	Reference Period
$0.40 per share of Common Stock	Trade Date — December 31, 2005

$0.00 per share of Common Stock	Any annual period beginning on January 1, 2006 and thereafter
     Section 7.02. Consequences of Additional Termination Events. (a) In the event of the occurrence or effective designation of an Early Termination Date under the Agreement, cash settlement, as set forth in Section 7.02(b), shall apply; provided that if the Termination Amount is payable by the Purchaser, the Purchaser may elect (which election shall be binding) to have the alternative termination settlement provisions, as described in Section 7.03, apply by delivery of written notice to the Seller on the Trading Day immediately following the Purchaser’s receipt of a notice (as required by Section 6(d) of the Agreement following the designation of an Early Termination Date in respect of this Transaction or in respect of all transactions under the Agreement) setting forth the amounts payable by the Purchaser with respect to such Early Termination Date (the date of such delivery, the “Default Notice Day”); provided that the Purchaser shall not have the right to elect alternative termination settlement unless (A) the representations and warranties made by the Purchaser to the Seller in Section 5.01(b) (including without limitation, the representation and warranty in clause (b) thereof) are true and correct as of the date the Seller makes such election, as if made on such date, (B) the Purchaser has not taken any action that would make unavailable (x) the exemption set forth in Section 4(2) of the Securities Act, for the sale of any Alternative Termination Delivery Units by the Purchaser to the Seller, or (y) an exemption from the registration requirements of the Securities Act reasonably acceptable to the Seller for resales of Alternative Termination Delivery Units by the Seller and (C) such Early Termination Date is not in respect of an Event of Default which is within Purchaser’s control (including, without limitation, failure to execute a Private Placement Agreement or otherwise comply with the requirements applicable to Purchaser set forth in Section 3.02). For the avoidance of doubt, upon the Purchaser’s making an election to deliver Payment Shares pursuant to this Section 7.02(a), the Purchaser shall be deemed to make the representations and warranties in Section 5.01 hereof (other than those in clauses (a), (g), (k) and (l) thereof) as if made on the date of the Purchaser’s election. Notwithstanding the foregoing, at any time prior to the time the Seller (or any affiliate of the Seller) has contracted to resell the property to be delivered upon alternative termination settlement, the Purchaser may deliver in lieu of such property an amount in cash equal to the Termination Amount in the manner set forth in Section 6(d) of the Agreement.
     (b) If cash settlement applies in respect of an Early Termination Date, Section 6 of the Agreement shall apply.
     Section 7.03. Alternative Termination Settlement. If the Purchaser elects alternative termination settlement in respect of an Early Termination Date, in lieu of payment of the amount payable in respect of this Transaction pursuant to Section 6(d)(ii) of the Agreement (the “Termination Amount”), the Purchaser shall, as soon as directed by the Seller after the Default Notice Day (such date directed by the Seller, the “Termination Settlement Date”), deliver to the Seller a number of Alternative Termination Delivery Units equal to the quotient of (A) the Termination Amount divided by (B) the Termination Price; provided that if such quotient exceeds the number of Maximum Delivery Shares, the number of shares of Common Stock or other securities comprising the aggregate Alternative Termination Delivery Units shall be equal to the number of Maximum Delivery Shares, except to the extent that the Purchaser has at such time authorized but unissued shares of Common Stock not reserved for Other Transactions; and provided further that if the Seller notifies the Purchaser that delivery of the Alternative Termination Delivery Units would, in the reasonable judgment of counsel for the Seller, present legal or regulatory issues for the Seller that would not arise in connection with the delivery of a lesser number of Alternative Termination Delivery Units, the Alternative Termination Delivery Units shall be delivered over time, on dates and in amounts that will not, in the reasonable judgment of counsel for the Seller, present such issues.
     Section 7.04. Notice of Default. If an Event of Default occurs in respect of the Purchaser, the Purchaser will, promptly upon becoming aware of it, notify the Seller specifying the nature of such Event of Default.

ARTICLE 8
Adjustments
     Section 8.01. Dilution Adjustments. In the event of any corporate event, other than a cash dividend, involving the Purchaser or the Common Stock that is not a Termination Event (including, without limitation, a spin-off, a stock split, stock dividend, bankruptcy, insolvency, reorganization, rights offering or recapitalization), the terms of the Transaction (including, without limitation, the Initial Purchase Price and the Final Settlement Price per Share) described herein shall be subject to adjustment by the Seller as is reasonable and appropriate under the circumstances. The Seller shall use good faith in making such determinations. In making any such determination, Seller shall, if applicable, take into account any adjustment(s) made in respect of such corporate event by an options exchange on which options on the Common Stock is traded, the borrow market for the Common Stock or other similar adjustments made in the over-the-counter derivatives market.
     Section 8.02. Additional Payments. On the payment date for any cash dividend declared by the Purchaser, the Purchaser shall pay to the Seller an amount in cash equal to the product of (i) $0.40 and (ii) the theoretical short delta number of shares, as determined by the Calculation Agent, required for the Seller to hedge its exposure to the Transaction as of the ex-dividend date with respect to such dividend, which theoretical short delta number of shares shall not exceed 55% of the Number of Shares (the “Maximum Delta”); provided that if such theoretical short delta number of shares on such ex-dividend date is greater than the Maximum Delta as a result of any day in the period beginning on the date hereof end ending on such ex-dividend date not being a Trading Day due to the occurrence of events contemplated in clauses (ii), (iii), (iv) and (v) of the definition of “Trading Day” or as a result of such ex-dividend date occurring prior to November 1, 2005, the Calculation Agent, acting in good faith, shall proportionally increase the Maximum Delta to reflect the occurrence of any event contemplated by this proviso.
ARTICLE 9
Miscellaneous
     Section 9.01. Successors and Assigns. All covenants and agreements in this Confirmation made by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.
     Section 9.02. Purchaser Indemnification. (a) The Purchaser (the “Indemnifying Party”) agrees to indemnify and hold harmless the Seller and its officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities, joint or several (collectively, “Obligations”), to which an

Indemnified Person may become subject arising out of or in connection with this Confirmation or any claim, litigation, investigation or proceeding relating thereto, regardless of whether any of such Indemnified Person is a party thereto, and to reimburse, within 30 days, upon written request, each such Indemnified Person for any reasonable legal or other expenses incurred in connection with investigating, preparation for, providing evidence for or defending any of the foregoing, provided, however, that the Indemnifying Party shall not have any liability to any Indemnified Person to the extent that such Obligations (i) are finally determined by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person (and in such case, such Indemnified Person shall promptly return to the Indemnifying Party any amounts previously expended by the Indemnifying Party hereunder) or (ii) are trading losses incurred by the Seller as part of its purchases or sales of shares of Common Stock pursuant to this Confirmation (unless the Purchaser has breached any agreement, term or covenant herein).
     (b) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 9.02, the Indemnified Person shall promptly notify the Indemnifying Party in writing and the Indemnifying Party, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Party and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them and the Indemnifying Party has refused to retain separate counsel for the Indemnified Party. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Person in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Persons and that all such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Party to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 90 days after receipt by such Indemnifying Party of the aforesaid request and (y) such Indemnifying Party shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.
     Section 9.03 . Assignment and Transfer. Notwithstanding the Agreement, the Seller may assign (i) any of its rights or duties hereunder to any one or more of its affiliates or (ii) the right to receive Payment Shares to any third party who may legally receive Payment Shares, without the prior written consent of the Purchaser.
     Section 9.04 . Non-confidentiality. The Seller and the Purchaser hereby acknowledge and agree that subject to Section 6.03 each is authorized to disclose every aspect of this Confirmation and the transactions contemplated hereby to any and all persons, without limitation of any kind, and there are no express or implied agreements, arrangements or understandings to the contrary.
     Section 9.05 . Unenforceability and Invalidity. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Confirmation shall not render any other provision or provisions herein contained unenforceable or invalid.
     Section 9.06 . Securities Contract. The parties hereto agree and acknowledge as of the date hereof that (i) the Seller is a “financial institution” within the meaning of Section 101(22) of Title 11 of the United States Code (the “Bankruptcy Code”) and (ii) this Confirmation is a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, entitled to the protection of Sections 362(b)(6) and 555 of the Bankruptcy Code.
     Section 9.07 . No Collateral, Netting or Setoff. Notwithstanding any provision of the Agreement, or any other agreement between the parties, to the contrary, the obligations of the Purchaser hereunder are not secured by any collateral. Obligations under this Transaction shall not be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against obligations under this Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, netting or recoupment.
     Section 9.08 Notices. Unless otherwise specified herein, any notice, the delivery of which is expressly provided for in this Confirmation, may be made by telephone, to be confirmed in writing to the address below. Changes to the information below must be made in writing.
     (a) If to the Purchaser:
          AmerUs Group Co.
          699 Walnut Street
          Desmoines, Iowa 50309-3948
          Attn: Melinda Urion
          Telephone: 515-362-3690
     (b) If to the Seller:
          JPMorgan Chase Bank, National Association
          c/o J.P. Morgan Securities Inc.
          277 Park Avenue
          New York, NY 10172
          Attn: Kevin Moran
          Telephone: 212-622-6707
          Facsimile: 212-622-0105

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely, J.P. MORGAN SECURITIES INC., as agent for JPMorgan Chase Bank, National Association, London Branch
By:	/s/ James Rothchild
	Name:	James Rothchild
	Title:	VP

Confirmed as of the date first
above written:
AMERUS GROUP CO.

By:	/s/ Thomas C. Godlasky
Name: Thomas C. Godlasky
Title: President, Chief Operating Officer
JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43271
Registered as a branch in England & Wales branch No. BR000746. Registered
Branch Office 125 London Wall, London EC2Y 5AJ
Authorised and regulated by the Financial Services Authority

ANNEX A
COMMUNICATIONS PROCEDURES

August 18, 2005
I. Introduction
     AmerUS Group Co., an Iowa corporation (“Counterparty”) and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”) have adopted these communications procedures (the “Communications Procedures”) in connection with entering into the Confirmation (the “Confirmation”) dated as of August 18, 2005 between JPMorgan and Counterparty relating to the sale by JPMorgan to Counterparty of common stock, no par value per share, or security entitlements in respect thereof (the “Common Stock”) of the Counterparty. These Communications Procedures supplement, form part of, and are subject to the Confirmation.
II. Definitions
     Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Confirmation. As used herein, the following words and phrases shall have the following meanings:
     “Communication” means any contact or communication (whether written, electronic, oral or otherwise) between Counterparty, any Employee of Counterparty or one or more Designees of Counterparty, on the one hand, and JPMorgan or any of its affiliates or Employees, on the other hand.
     “Designee” means a person designated, in writing or orally, by Counterparty to communicate with JPMorgan on behalf of Counterparty.
     “EDG Personnel” means each person listed on Schedule I hereto; provided that JPMorgan may amend Schedule I by delivering a revised Schedule I to Counterparty.
     “Employee” means, with respect to any entity, any owner, principal, officer, director, employee or other agent or representative of such entity, and any affiliate of any of such owner, principal, officer, director, employee, agent or representative.
     “Material Non-Public Information” means information relating to the Issuer or the Common Stock that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from the Counterparty to its shareholders or in a press release, or contained in a

Annex A-1

public filing made by the Counterparty with the Securities and Exchange Commission and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold shares of Common Stock. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, etc.
     “Non-Program Related Communication” means any Communication other than a Program Related Communication.
     “Program Related Communication” means any Communication the subject matter of which relates to the Confirmation or any Transaction under the Confirmation or any activities of JPMorgan (or any of its affiliates) in respect of the Confirmation or any Transaction under the Confirmation.
III. Communications Rules
     1. From the date hereof until the end of the Contract Period, neither Counterparty, nor any Employee of Counterparty, nor any Designee of Counterparty shall (a) engage in any Program Related Communication with any EDG Personnel or (b) in any event disclose any Material Non-Public Information to any EDG Personnel, and
     2. Subject to the preceding provision, the Counterparty, any Employee of Counterparty and any Designee of Counterparty may at any time engage in any Non-Program Related Communication.
IV. Termination
     If, in the sole judgment of any EDG Personnel or any affiliate or Employee of JPMorgan participating in any Communication with Counterparty or any Designee of Counterparty, such Communication would not be permitted by these Communications Procedures, such EDG Personnel or such affiliate or Employee of JPMorgan shall immediately terminate such Communication. In such case, or if such EDG Personnel or such affiliate or Employee of JPMorgan determines following completion of any Communication with Counterparty, or any Designee of Counterparty, that such Communication was not permitted by these Communications Procedures, such EDG Personnel or such affiliate or Employee of JPMorgan shall promptly consult with his or her supervisors and with counsel for JPMorgan regarding such Communication. If, in the reasonable judgment of JPMorgan’s counsel following such consultation, there is more than an insignificant risk that such Communication could materially jeopardize the

Annex A-2

availability of the affirmative defenses provided in Rule 10b5-1 under the 1934 Act with respect to any ongoing or contemplated activities of JPMorgan or its affiliates in respect of the Confirmation, JPMorgan it shall be an Additional Termination Event with respect to the Confirmation.

Annex A-3

Schedule I
EDG Personnel
Reuben Jacob, Jonathan Larkin and any other Employee of the public side of the Equity Derivatives Group or the Special Equities Group of J.P. Morgan Chase & Co.

EXHIBIT A
[Letterhead of Counterparty]
JPMorgan Chase Bank, National Association
c/o J.P. Morgan Securities Inc.
277 Park Avenue
11th Floor
New York, New York 10172

Re: Accelerated Purchase of Equity Securities
Ladies and Gentlemen:
     In connection with our entry into the Confirmation dated as of August 18, 2005 (the “Confirmation”), we hereby represent that set forth below is the total number of shares of our common stock purchased by or for us or any of our affiliated purchasers (other than purchases by you or your affiliates) in Rule 10b-18 purchases of blocks (all defined in Rule 10b-18 under the Securities Exchange Act of 1934) pursuant to the once-a-week block exception set forth in Rule 10b-18(b)(4) during the four full calendar weeks immediately preceding the first day of the Averaging Period (as defined in the Agreement) and the week during which the first day of the Averaging Period occurs.
     Number of Shares:
     We understand that you will use this information in calculating trading volume for purposes of Rule 10b-18.

Very truly yours, AmerUs Group Co.
By:
Name:
Title:

EXHIBIT B
OPINION OF COUNSEL TO PURCHASER
1. The Purchaser is duly incorporated and validly existing as a corporation under the laws of its jurisdiction of incorporation.
2. The Purchaser has all corporate power to enter into this Confirmation and to consummate the transactions contemplated hereby. This Confirmation has been duly authorized and validly executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser.
3. The execution and delivery by the Purchaser of, and the performance by the Purchaser of its obligations, under this Confirmation and the consummation of the transactions herein contemplated, and, do not conflict with or violate (x) any provision of the certificate of incorporation or by-laws of the Purchaser, (y) any order or judgment of any court or governmental agency or body having jurisdiction over the Purchaser or any of the Purchaser’s assets or (z) any material contractual restriction binding on or affecting the Purchaser or any of its assets.
4. All governmental and other consents that, to my actual knowledge, are required to have been obtained by the Purchaser with respect to performance, execution and delivery of this Confirmation have been obtained and are in full force and effect and all conditions of any such consents have been complied with, other than such consents which, if not obtained, will not individually or in the aggregate have a material adverse effect on the Purchaser or on the ability of the Purchaser to complete the transactions contemplated by this Confirmation, except such as may be required under state securities or foreign laws in connection with any distribution of securities by the Seller pursuant to this Confirmation.